                                                                    EXHIBIT 4.11

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE OR ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS GLOBAL NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NONE OF THE CONVERTIBLE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED NOR THE ORDINARY SHARES OF THE COMPANY ISSUABLE UPON CONVERSION THEREOF HAVE BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE LAWS. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THE CONVERTIBLE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, A REPRESENTATIVE OF THE COMPANY WILL, BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, PROMPTLY INFORM A HOLDER OF THE AMOUNT OF OID AS WELL AS THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY OF THE CONVERTIBLE NOTES. HOLDERS MAY CONTACT A REPRESENTATIVE OF THE COMPANY (INITIALLY THE CHIEF FINANCIAL OFFICER) AT 5 YISHUN STREET 23, SINGAPORE 768442.

                                REG S GLOBAL NOTE

                          ST ASSEMBLY TEST SERVICES LTD

                         1.75% CONVERTIBLE NOTE DUE 2007


No. S-1                                                     US$168,000,000
CUSIP No. Y8161GAA3
ISIN No. US8161GAA3
Common Code 014428593


     ST Assembly Test Services Ltd, a corporation duly organized and existing under the laws of the Republic of Singapore (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, 117.665% of the principal sum of ONE HUNDRED AND SIXTY EIGHT MILLION UNITED STATES DOLLARS (US$168,000,000) on March 18, 2007, and to pay interest thereon in arrears from March 18, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the basis of a 360-day year of twelve 30-day months, semi-annually on September 18 and March 18 in each year, commencing September 18, 2002 at the rate of 1.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Convertible Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 3 or September 3 of each year (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Convertible Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Convertible Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Convertible Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

     The statements set forth in the legends set forth above are an integral part of the terms of this Global Note and by acceptance hereof each holder of this Global Note agrees to be subject to and bound by the terms and provisions set forth in such legends.

     Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Convertible Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated: March 18, 2002


                                               ST ASSEMBLY TEST SERVICES LTD


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                          Certificate of Authentication

     This is one of the 1.75% Convertible Notes Due 2007 of ST ASSEMBLY TEST SERVICES LTD referred to in the within-mentioned Indenture.

Dated: March 18, 2002


                                               The Bank of New York
                                               as Trustee

                                               By:
                                                   -----------------------------
                                                        Authorized Signatory

                          [Reverse of Convertible Note]

     This Convertible Note is one of a duly authorized issue of Convertible Notes of the Company designated as its 1.75% Convertible Note Due 2007 (herein called the "Convertible Notes"), unlimited in principal amount, to be issued under an Indenture, dated as of March 18, 2002 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee"), which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Convertible Notes and of the terms upon which the Convertible Notes are, and are to be, authenticated and delivered.

     This Convertible Note is redeemable at the option of the Company, as a whole but not in part, on any date at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date, if the Company determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Singapore or any official or judicial authority thereof or therein having power to tax, or any change in the general application or official or judicial interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution or amendment to, any treaty or treaties affecting taxation to which Singapore is a party, which change, execution or amendment becomes effective on or after the original issue date of the Convertible Notes, the Company has been or shall be required to pay Additional Amounts with respect to the Convertible Notes.

     This Convertible Note is redeemable at the option of the Company, in whole or in part, at any time on or after March 18, 2004, at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date; provided, however, that no such redemption may be made unless the Closing Price per Ordinary Share on the Singapore Exchange (translated into U.S. dollars at the Prevailing Exchange Rate on such Trading Day) or the ADSs on the Nasdaq National Market for any 20 Trading Days in a 30 consecutive Trading Day period ending not more than five days prior to the date on which notice of such redemption is given, is at least 125% of the Share Conversion Price (translated into U.S. dollars at the Fixed Exchange Rate) or of the Share Conversion Price per ADS (translated into U.S. dollars at the Fixed Exchange Rate and taking into account the current 10:1 Ordinary Share-to-ADS ratio), in each case as adjusted through, and effective on, such notice date.

     Notwithstanding the foregoing, the Company may redeem all of the Outstanding Convertible Notes, including this Convertible Note, at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date if at any time the aggregate principal amount of the Convertible Notes Outstanding is less than 5% of the aggregate principal amount of the Convertible Notes issued pursuant to the Indenture.

     This Convertible Note, or a portion thereof equal to US$1,000 or any integral multiple thereof, may be redeemed at the option of the Holder hereof, unless notice of redemption of all or any portion this Convertible Note shall have been given by the Company on or prior to the date of deposit of a demand of redemption by the Holder hereof under this paragraph, on March 18, 2005 at a Redemption Price equal to 110.081% of the principal amount being redeemed, plus accrued and unpaid interest to the Redemption Date by completing, signing and depositing at the specified office of the Paying Agent a demand of redemption not less than 60 or more than 75 days prior to March 18, 2005.

     This Convertible Note, or a portion thereof equal to US$1,000 or any integral multiple thereof, is subject to repayment by the Company at the option of the Holder hereof upon the occurrence of certain Repayment Events described in the Indenture (including events relating to a Change of Control of the Company or a Delisting of the Ordinary Shares), at a Repayment Price equal to the Accreted Value, plus any accrued and unpaid interest to the Repayment Date. In order to be repaid at the option of the Holder, this Convertible Note, with the "Repayment Acceptance Notice" form duly completed by the Holder hereof (or the Holder's attorney duly authorized in writing), must be received by the Company during normal business hours at its office or agency maintained for that purpose in the Borough of Manhattan, The City of New York or Singapore, not later than the date specified by the Company in its notice of the Repayment Event in accordance with Section 1202 of the Indenture. Exercise of such option by the Holder of this Convertible Note shall be irrevocable unless waived by the Company.

     In the case of any redemption or repayment of Convertible Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date or Repayment Date will be payable to the Holders of such Convertible Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, as provided in
Section 1107 and Section 1205 of the Indenture. Convertible Notes (or portions thereof) for whose redemption or repayment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or Repayment Date (as applicable).

     This Convertible Note is convertible into Ordinary Shares of the Company or, subject to the limitations set forth below, ADSs at any time on or after April 17, 2002 and before the close of business on the seventh day preceding the earlier of March 18, 2007 and the Redemption Date fixed for any early redemption, at the Share Conversion Price then in effect; provided, however, that, if this Convertible Note is called for redemption pursuant to Section 1101 of the Indenture, such conversion right shall terminate at the close of business on the seventh day preceding the Redemption Date for this Convertible Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Convertible Note is redeemed). A Holder may convert a portion of this Convertible Note equal to US$1,000 or any integral multiple thereof.

     The number of Ordinary Shares issuable upon conversion of this Convertible Note (or a portion hereof equal to US$1,000 or any integral multiple thereof) shall be determined by dividing the principal amount (translated into Singapore dollars at the Fixed Exchange Rate specified in the Indenture) of this Convertible Note or portion hereof surrendered for conversion by the Share Conversion Price per Ordinary Share in effect on the Conversion Date. The initial Share Conversion Price is S$3.408 per Ordinary Share, subject to adjustment for certain anti-dilution events as provided in Section 1405 of the Indenture. The Ordinary Shares issuable upon conversion will be duly authorized, validly issued, fully paid and nonassessable and will rank equally with all other Ordinary Shares.

     No Holder will be entitled to receive physical share certificates in respect of the Ordinary Shares arising from the conversion of the Convertible Notes. Delivery of the Ordinary Shares shall be made by crediting such Ordinary Shares to a Holder's securities account or the securities account of a Holder's depository agent with CDP. The Company shall allot and issue the Ordinary Shares arising from the conversion of the Convertible Notes in accordance with instructions as set out in the conversion notice and shall deliver to CDP the share certificate(s) relating to such Ordinary Shares in the name of CDP for the credit of the Holder's securities account or the securities account of Holder's depository agent as specified in the Conversion Notice as soon as practicable, and in any event not later than 14 days, after the Conversion Date, subject to all applicable laws and in accordance with the Indenture. The Company will register the Person or Persons designated for the purpose in the Conversion Notice as Holder(s) of the relevant number of Ordinary Shares in its share register. The Person or Persons specified for that purpose will become the Holder of record of the number of Ordinary Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company's share register (the "Registration Date").

     Subject to the limitations set out in the Indenture and the ability to provide the representations and agreements set out in the Conversion Notice, the form of which set forth in Section 206 of the Indenture, a Holder may elect to receive Ordinary Shares upon conversion in the form of ADSs. In such event, the Company agrees to, on behalf of such Holder, as soon as practicable, deliver to and deposit with the ADS Depositary or its custodian, in accordance with the terms of the ADS Deposit Agreement, such number of Ordinary Shares as the Holder would have received upon conversion had he not elected to receive such Ordinary Shares in the form of ADSs. Such Ordinary Shares will be registered in the name of the ADS Depositary or its nominee. Subject to compliance with the terms of the ADS Deposit Agreement, including payment of the fees and expenses of the ADS Depositary by such Holder, the ADS Depositary will issue such number of ADSs representing the deposited Ordinary Shares to such Holder based on the applicable Ordinary Share-to-ADS ratio then in effect.

     All calculations relating to redemption and conversion, including adjustment of the Share Conversion Price, will be made to the nearest 0.01 of an Ordinary Share or other property or the nearest cent. However, fractions of Ordinary Shares will not be issued on conversion or deposited with the ADS Depositary, and no cash adjustments will be made in respect of any such fraction. Under the ADS Deposit Agreement, the ADS Depositary will not issue fractions of ADSs.

     To convert this Convertible Note, a Holder must, during the normal business hours at the office of the Conversion Agent, in the Borough of Manhattan, The City of New York, (a) complete and manually sign a "Conversion Notice" substantially in the form included herein, including an election on whether to receive Ordinary Shares or ADSs upon conversion, and deliver such notice to the Conversion Agent, and (b) surrender this Convertible Note to the Conversion Agent duly endorsed or assigned to the Company or in blank (such date of receipt by the Conversion Agent, the "Conversion Notice Date); provided, that appropriate endorsements and transfer documents, if any, required by the Registrar or the Conversion Agent must be furnished and any required transfer or similar tax and other required payments must be paid.

     The Indenture contains various provisions concerning circumstances where the record date set for a dividend on the Ordinary Shares or an Adjustment Effective Date for the adjustment of the Share Conversion Price falls between the Conversion Date and the Registration Date.

     Notwithstanding the conversion rights referred to above, at any time when a Conversion Notice has been properly deposited with the Conversion Agent, the Company shall have the option to pay to the relevant Holder an amount of cash in US dollars equal to the Cash Settlement Amount in order to satisfy such conversion right in full. The Company is required to provide notice of its exercise of the cash settlement option in the form provided in the Indenture (the "Cash Settlement Notice") to the relevant Holder as soon as practicable but no later than the fifth Business Day following the Conversion Notice Date (the "Cash Settlement Notice Date"). The Cash Settlement Notice must specify the number of Ordinary Shares or ADSs in respect of which the Company will make such a cash payment. The Company will pay the Cash Settlement Amount not less than five Trading Days but no later than the tenth Trading Day following the Cash Settlement Notice Date.

     No payment or adjustment will be made for accrued and unpaid interest on this Convertible Note when delivered for conversion. The delivery of the fixed number of Ordinary Shares or ADSs upon conversion will be deemed to satisfy the Company's obligation to apply the principal amount and any accrued and unpaid premium and interest on this Convertible Note from the Interest Payment Date immediately preceding the Conversion Date to the Conversion Date.

     If the Holder hereof surrenders this Convertible Note for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and before the opening of business on the related Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of this Convertible Note on such Regular Record Date. In such event, unless this Convertible Note has been called for redemption on a Redemption Date prior to that Interest Payment Date, this Convertible Note, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to the Company in an amount equal to the interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany this Convertible Note, this Convertible Note shall not be converted.

     A Conversion Notice once given will be irrevocable and may not be withdrawn without the prior written consent of the Company. The Company or the Conversion Agent on its behalf may reject any incomplete or incorrect Conversion Notice. All costs and expenses incurred by an incomplete or incorrect conversion notice will be for the account of the relevant Holder.

     As conditions precedent to conversion, the Holder must pay to the Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion, other than any taxes or capital or stamp duties payable in Singapore in respect of the allotment and issuance of the Ordinary Shares and listing of the Ordinary Shares upon conversion. In addition, the Holder will be required to pay any tax or duty relating to any disposal or any deemed disposal relating to conversion and transfer involved in the issue or delivery of the Ordinary Shares upon conversion in a name other than such Holder's. The Company will pay all other expenses arising on the issue, allotment and delivery of the Ordinary Shares issuable upon conversion. The Holder will be required to pay applicable fees and expenses of the Depositary upon conversion to ADSs.

     In the event of conversion or repayment of this Convertible Note in part only, a new Convertible Note or Convertible Notes for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Convertible Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Convertible Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Convertible Notes at the time Outstanding, on behalf of the Holders of all the Convertible Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Convertible Note shall be conclusive and binding upon such Holder and upon all future Holders of this Convertible Note and of any Convertible Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Convertible Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Convertible Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Convertible Notes, the Holders of not less than 25% in principal amount of the Convertible Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Convertible Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Convertible Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Convertible Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Convertible Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Convertible Note is registrable in the Security Register, upon surrender of this Convertible Note for registration of transfer at the office or agency of the Company in New York and Singapore, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Convertible Notes are issuable only in registered form without coupons in denominations of US$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Convertible Notes are exchangeable for a like aggregate principal amount of Convertible Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Convertible Note for registration of transfer the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Convertible Note is registered as the owner hereof for all purposes, whether or not this Convertible Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All capitalized terms used but not defined in this Convertible Note shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                             ST ASSEMBLY TEST SERVICES LTD


                                             By: /s/ Tan Lay Koon
                                                 ------------------------------
                                                 Name: Tan Lay Koon
                                                 Title: Chief Financial Officer




                         Certificate of Authentication

     This is one of the 1.75% Convertible Notes Due 2007 of ST Assembly Test Services Ltd referred to in the within-mentioned Indenture.

Dated March 18, 2002


                                             The Bank of New York
                                             as Trustee

                                             By:  /s/ Kelvyn Ee
                                                 --------------------------
                                                    Authorized Signatory

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

     The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                                   Principal Amount of
                    Amount of decrease    Amount of increase in      this Global Note         Signature of
                    in Principal Amount    Principal Amount of        following such       authorized officer
Date of Exchange    of this Global Note      this Global Note     decrease (or increase)       of Trustee
----------------    -------------------   ---------------------   ----------------------   ------------------


                 Form of Trustee's Certificate of Authentication

     This is one of the 1.75% Convertible Notes Due 2007 of ST Assembly Test Services Ltd referred to in the within-mentioned Indenture.


Dated:
       -------------------------



                                                The Bank of New York, as Trustee


                                                By
                                                   -----------------------------
                                                        Authorized Signatory

                       Form of Holder's Redemption Notice

                           HOLDER'S REDEMPTION NOTICE

Pursuant to Section 1101(c) of the Indenture, the undersigned hereby elects to have this Convertible Note, or any portion of the principal amount hereof (which is US$1,000 or any integral multiple thereof, provided that the unredeemed portion of such principal amount is US$1,000 or any integral multiple thereof) redeemed by the Company.

The undersigned hereby directs the Paying Agent or the Company to pay it or ____________ an amount in cash equal to the Redemption Price as provided in the Indenture.

                        [set forth payment instructions]

                                               Dated:
                                                      --------------------------


                                                      --------------------------
                                                               Signature

Principal amount to be redeemed
(US$1,000 or any integral multiple thereof):
                                                      --------------------------

Remaining principal amount following
such redemption (US$1,000 or any integral multiple
thereof):
                                                      --------------------------

NOTICE: The signature to the foregoing Holder's Redemption Notice must correspond to the Name as written upon the face of this Convertible Note in every particular, without alteration or any change whatsoever.

                            Form of Conversion Notice

                                CONVERSION NOTICE

     The undersigned registered Holder of the within Convertible Note hereby irrevocably exercises the option to convert this Convertible Note (or the portion thereof specified below) into Ordinary Shares of the Company and elects to receive such Ordinary Shares in the form of:

     [ ] Ordinary Shares, for the principal amount of the Convertible Note of US$__________, or

     [ ] ADSs, for the principal amount of the Convertible Note of US$__________,

pursuant to the terms of the Indenture referred to in this Convertible Note, and directs that Ordinary Shares or ADSs, as the case may be, issuable upon conversion and any Convertible Note representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been provided below:


              -----------------------------------------------------
               (Name, Address and Taxpayer Identification Number.)

     If Ordinary Shares are to be issued upon conversion of this Convertible Note, the details of the Holder's securities account, or the securities account of the Holder's depository agent, with The Central Depository (Pte) Limited is as follows:

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------

     If ADSs are to be issued upon conversion of this Convertible Note, the details of the Holder's participant account, or the participant account of the Holder's agent, with The Depository Trust Company is as follows:

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------

     If less than the entire principal amount of this Convertible Note is to be converted, specify the denomination(s) of the Convertible Note(s) to be issued for the unconverted amount (US$1,000 or any integral multiple of US$1,000):
US$__________.

     If Ordinary Shares or any portion of this Convertible Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

     The undersigned hereby acknowledges that fractions of Ordinary Shares will not be issued on conversion and no cash adjustments will be made in respect of any such fraction. The undersigned hereby agrees that, promptly after request of the Company or the Conversion Agent, it will furnish such proof in support of this certificate as the Company or the Conversion Agent may request.

     As of the time of signing and delivery of this Conversion Notice, the Holder hereby certifies for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary that:

                [check one of (a), (b) or (c) only if applicable]

     [ ] (a) In the case of conversion to Ordinary Shares or ADSs by the Holder of a beneficial interest in the Reg S Global Notes, the undersigned represents and agrees for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary (i) that it or the Person who has a beneficial interest in the Convertible Notes is not a U.S. Person and is located outside the United States (within the meaning of Regulation S under the Securities
               Act) and that it or the Person who has a beneficial interest in the Convertible Note purchased such Convertible Note in an offshore transaction made in accordance with Rule 903 or Rule 904 of Regulation S, or (ii) if it or the Person who has a beneficial interest in the Convertible Notes is a U.S. Person, that the relevant Convertible Notes and the Ordinary Shares or ADSs issued upon conversion are not subject to the registration requirements of the Securities Act.

     [ ] (b) In the case of conversion to Ordinary Shares by the Holder of the beneficial interest in the Restricted Global Notes, the undersigned represents and agrees for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary that it or the Person who has a beneficial interest in the Convertible Notes (I) will not offer or sell, pledge or otherwise transfer any of the Ordinary Shares to be delivered upon conversion except
               (i) pursuant to Rule 144A under the Securities Act to a Person it or the beneficial owner reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing of its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A,
               (ii) in an offshore transaction in accordance with Regulation S under the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) and (II) will not deposit the Ordinary Shares received upon conversion with the ADS Depositary in exchange for ADSs for so long as the Ordinary Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act.

     [ ] (c) In the case of conversion to ADSs by the Holder of a beneficial interest in the Restricted Global Notes, the undersigned represents and agrees for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary that it or the person who has a beneficial interest in the Convertible Notes has satisfied the holding period for restricted securities and other criteria provided by Rule 144 under the Securities Act such that none of the Ordinary Shares deposited with the ADS Depositary in exchange for ADSs upon conversion of the Restricted Global Notes will be "restricted securities" under the Securities Act.

     Terms used and not defined in this Conversion Notice are used with the same meanings ascribed thereto in the Indenture pursuant to which the attached Convertible Note is issued.


Dated:


                                              By:
                                                  ------------------------------
                                              Signature of Registered Holder

For Conversion Agent's Use only:

(A)      Conversion Date: _______________
(B)      Conversion Price on Conversion Date: ________________
(C)      Number of Ordinary Shares or ADSs (as applicable) issuable:________

                  Form of Holder's Repayment Acceptance Notice

                      HOLDER'S REPAYMENT ACCEPTANCE NOTICE

Pursuant to Section 1201 of the Indenture, the undersigned hereby elects to have this Convertible Note, or any portion of the principal amount hereof (which is US$1,000 or any integral multiple thereof, provided that the portion not so repurchased of such principal amount is US$1,000 or any integral multiple thereof) repurchased by the Company.

The undersigned hereby directs the Trustee or the Company to pay it or ____________ an amount in cash equal to the Redemption Price as provided in the Indenture.

                        [set forth payment instructions]

                                               Dated;
                                                      --------------------------



                                                      --------------------------
                                                               Signature

Principal amount to be repurchased
(US$1,000 or any integral multiple thereof):
                                                      --------------------------

Remaining principal amount following
such repayment (US$1,000 or any integral multiple
thereof):
                                                      --------------------------

                         Form of Cash Settlement Notice

                             CASH SETTLEMENT NOTICE

     Pursuant to Section 1404 of the Indenture, we hereby acknowledge receipt of your Conversion Notice and notify you of our exercise of our cash settlement option with respect to your conversion. The number of Ordinary Shares or ADSs which you are entitled to receive and in respect of which we shall provide you with the Cash Settlement Amount in order to satisfy such conversion right is set forth below. Please use the form below to provide us with your payment instructions if you have not done so already.

                                               Dated:
                                                      --------------------------


                                                      --------------------------
                                                               Signature

Number of Ordinary Shares: __________________________

Number of ADSs:            __________________________

The undersigned hereby directs the Trustee or the Company to pay it or ____________ the Cash Settlement Amount as provided in the Indenture.

                        [set forth payment instructions]

                                               Dated:
                                                      --------------------------


                                                      -------------------------
                                                               Signature